Exhibit 99.1

             SOUTHSIDE BANCSHARES, INC. ANNOUNCES ANNUAL EARNINGS

    TYLER, Texas, Feb. 2 /PRNewswire-FirstCall/ -- B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. (Nasdaq: SBSI), ("Southside Bank or the Company") reported financial results for the year ended December 31, 2005.

    For the three months ended December 31, 2005 Southside reported net income of $3,487,000, compared to $3,700,000 for the same period in 2004, a decrease of $213,000, or 5.8%. Earnings per fully diluted share were $0.29 for the three months ended December 31, 2005 compared to $0.30 for the same period in 2004.

    Southside reported net income of $14,592,000 for the year ended December 31, 2005 compared to $16,099,000 for the same period in 2004. The decrease in net income of $1,507,000, or 9.4%, is a direct result of a reduction in income from the sale of available for sale securities, net of tax, of $1.7 million when comparing the year ended December 31, 2005, to the same period in 2004. Earnings per fully diluted share were $1.21 for the year ended December 31, 2005, compared to $1.32 for the same period in 2004, a decrease of $0.11, or 8.3%. When comparing the year ended December 31, 2005 with the same period in 2004, net income, excluding gains on sales of available for sale securities, net of tax, reflected a slight increase of $163,000 or 1.1%. Earnings per fully diluted share attributable to the sale of securities were $0.15 for the year ended December 31, 2004 compared to $0.01 for the same period in 2005.

    The annual return on average shareholders' equity for the year ended December 31, 2005 was 13.88% compared to 15.31% for the same period in 2004. The annual return on average assets was 0.86% for the year ended December 31, 2005, compared to 1.07% for the same period in 2004.

    Deposit and Loan Growth

    We are pleased to report the Company experienced strong deposit growth during the three months ended December 31, 2005, as deposits increased $89.5 million. We are gratified deposits continued to grow at an excellent pace during the fourth quarter with $69.7 million of that growth resulting from our expanding branch network and continued market penetration. The remaining $19.8 million of the deposit growth was the result of the Company issuing callable brokered certificates of deposits. These brokered deposits have maturities out to five years with calls as short as three months. Overall during 2005, deposits increased $169.8 million, or 18.0%, to $1.1 billion at December 31, 2005 when compared to December 31, 2004.

    During the year ended December 31, 2005, the Company experienced solid loan growth as loans, net of unearned discount, increased $56.3 million, or 9.0% from December 31, 2004. The Company's loan growth slowed during the three months ended December 31, 2005, as loans, net of unearned discount, increased $1.2 million, or 0.2%. The Company anticipates loan growth levels for 2006 will exceed the percentage growth for the fourth quarter of 2005 and should be more in line with the percentage growth experienced during the twelve month period ended December 31, 2005. Asset quality improved as non- performing assets decreased $466,000, or 13.2%, to $3.1 million at December 31, 2005 when compared to $3.5 million at December 31, 2004. We believe that the Company's asset quality ratios as reported in this earnings release remain sound.

    Branch Expansion Continues

    During the fourth quarter Southside opened its 31st banking center in Palestine, Texas, approximately 50 miles southwest of Tyler. The addition of the banking center in Palestine should complement and enhance Southside's southern expansion efforts which already includes banking centers in Jacksonville and Bullard. During January 2006 Southside opened a loan production office in Forney, Texas approximately 20 miles east of Dallas. Southside has also purchased property in Gun Barrel City where it plans to open a branch facility during 2006. Southside also expects to open a branch in Athens during 2006. The Company's ongoing investments in de novo branches has and will continue to impact short-term earnings, however, the Company believes the potential long-term benefits to the Company should greatly outweigh the short-term expense.

    Net Interest Income

    While net interest income increased for the year ended December 31, 2005, it was basically flat during the fourth quarter of 2005 as a result of margin compression. As is impacting all banks, some more than others, short-term yields increased significantly during 2005 while long-term yields increased less, creating what is called a flat yield curve, where short-term yields are relatively flat compared to long-term yields. The result for Southside was a reduction in the net interest margin to 2.72% for the three months ended December 31, 2005 when compared to 3.09% for the same period in 2004. For the twelve months ended December 31, 2005, the net interest margin was 2.85% compared to 3.08% for the same period in 2004. Should the yield curve remain flat or invert, the net interest margin could come under additional pressure during 2006.

    Non-Interest Expense

    The Company took strategic action during the fourth quarter of 2005, designed to improve the relationship between compensation and profitability and reduce expense volatility. As previously announced, the Company reduced future pension plan volatility by reducing future benefits for current plan participants and froze entrance to new participants. Additionally, effective in 2006, compensation for a large number of relationship managers was changed to better align compensation with productivity and profitability. Over the long-term a greater percentage of this group's total compensation should become variable.

    Net Income

    The decrease in net income for the three months ended December 31, 2005, when compared to the same period in 2004, was primarily attributable to an increase in noninterest expense of $613,000, or 5.9%, an increase in provision for loan losses of $116,000, or 29.0% and a decrease in income from the sale of available for sale securities of $50,000, or 16.1%. Noninterest expense increased primarily as a result of a $435,000, or 6.9% increase in salaries and employee benefits due to higher staffing levels as a result of continued branch expansion and the Company's regional lending initiative, salary increases and increases in retirement expense.

    The following items partially offset the decrease in net income for the three months ended December 31, 2005, when compared to the same period in 2004. Noninterest income, excluding gains on sales of securities, was $5.2 million for the fourth quarter of 2005, an increase of $531,000, or 11.3%, over the fourth quarter of 2004. The increase was primarily a result of an increase in deposit services fee income. Provision for federal tax expense of $779,000 for the fourth quarter of 2005, decreased $39,000, or 4.8%, from the fourth quarter of 2004 primarily as a result of a decrease in taxable income. The effective tax rate as a percentage of pre-tax income was 18.3% for the three months ended December 31, 2005 compared to 18.1% for the three months ended December 31, 2004. The increase in the effective tax rate was due to the increase in taxable income as a percentage of total income.

    As discussed above, the decrease in net income for the year ended December 31, 2005, when compared to the same period in 2004 was attributable to a decrease in gains on available for sale securities. Also contributing to the decrease in net income was an increase in non-interest expense of $2.8 million, or 7.0% and an increase in provision for loan losses of $538,000, or 58.2%. These decreases in net income were partially offset by an increase in net interest income of $1.9 million, or 4.7%, an increase in non- interest income, excluding security gains, of $1.9 million, or 9.8%, and a decrease in federal income tax expense of $659,000, or 16.7%.

    About Southside Bancshares

    Southside Bancshares, Inc. is a $1.8 billion holding company that owns 100% of Southside Bank. The bank currently has thirty-one banking centers in East Texas and operates a network of 37 ATMs.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com .

    Forward Looking Information

    Statements in this news release that are based on other than historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements provide current expectations of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the following:

     * general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which the Company operates;
     * legislation or regulatory changes which adversely affect the businesses in which the Company is engaged;
     * adverse changes in Government Sponsored Enterprises (the "GSE") status or financial condition impacting the GSE guarantees or ability to pay or issue debt;
     * economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas;
     * changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment which impact interest margins and may impact prepayments on the mortgage- backed securities portfolio;
     *  changes impacting the leverage strategy;
     * significant increases in competition in the banking and financial services industry;
     *  changes in consumer spending, borrowing and saving habits;
     *  technological changes;
     *  the Company's ability to increase market share and control expenses;
     *  the effect of changes in federal or state tax laws;
     *  the effect of compliance with legislation or regulatory changes;
     *  the effect of changes in accounting policies and practices; and
     *  the costs and effects of unanticipated litigation.

    The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                      At               At
                                                  December 31,     December 31,
                                                     2005             2004
                                                 -------------    -------------
                                                      (dollars in thousands)
                                                           (unaudited)
Selected Financial Condition Data
 (at end of period)
Total assets                                     $   1,783,462    $   1,619,643
Loans, net of unearned discount                        680,364          624,019
Allowance for loan losses                                7,090            6,942
Mortgage-backed and related
 securities:
  Available for sale                                   592,435          479,475
  Held to maturity                                     229,321          241,058
Investment securities available for
 sale                                                  121,240          133,535
Marketable equity securities
 available for sale                                     29,607           26,819
Deposits                                             1,110,813          940,986
Long-term obligations                                  229,032          351,287
Shareholders' equity                                   109,290          104,697
Nonperforming assets                                     3,057            3,523
  Nonaccrual loans                                       1,731            2,248
  Loans 90 days past due                                   945              827
  Restructured loans                                       226              193
  Other real estate owned                                  145              214
  Repossessed assets                                        10               41

Assets Quality Ratios:
Nonaccruing loans to total loans                          0.25%            0.36%
Allowance for loan losses to
 nonaccruing loans                                      409.59           308.81
Allowance for loan losses to
 nonperforming assets                                   231.93           197.05
Allowance for loan losses to total
 loans                                                    1.04             1.11
Nonperforming assets to total assets                      0.17             0.22
Net charge-offs to average loans                          0.20             0.07

Capital Ratios:
Shareholders' equity to total assets                      6.13             6.46
Average shareholders' equity to
 average total assets                                     6.20             6.98

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals net of unearned discount by category for the periods presented:

                                                       At               At
                                                  December 31,     December 31,
                                                     2005             2004
                                                 -------------    -------------
                                                     (dollars in thousands)
                                                          (unaudited)
Real Estate Loans:
  Construction                                   $      35,765    $      32,877
  1-4 Family Residential                               199,812          168,784
  Other                                                162,147          153,998
Commercial Loans                                        91,456           80,808
Municipal Loans                                        109,003          103,963
Loans to Individuals                                    82,181           83,589
Total Loans                                      $     680,364    $     624,019

                                        At or for the             At or for the
                                      Three Months Ended       Twelve Months Ended
                                         December 31,              December 31,
                                    ----------------------    ----------------------
                                      2005         2004         2005         2004
                                    ---------    ---------    ---------    ---------
                                    (dollars in thousands)    (dollars in thousands)
                                         (unaudited)               (unaudited)
Selected Operating Data:
Total interest income               $  21,079    $  17,785    $  79,681    $  67,000
Total interest expense                 10,798        7,500       38,422       27,606
Net interest income                    10,281       10,285       41,259       39,394
Provision for loan losses                 516          400        1,463          925
Net interest income after
 provision for loan losses              9,765        9,885       39,796       38,469
Non-interest income
  Deposit services                      3,745        3,369       14,594       13,793
  Gain on sale of securities
   available for sale                     260          310          228        2,759
  Gain on sale of loans                   374          386        1,807        1,644
  Trust income                            389          354        1,422        1,248
  Bank owned life insurance               278          184          951          812
  Other                                   458          420        2,246        1,647
    Total non-interest income           5,504        5,023       21,248       21,903
Non-interest expense
  Salaries and employee benefits        6,697        6,262       27,479       25,395
  Net occupancy expense                 1,078        1,021        4,257        4,120
  Equipment expense                       223          210          847          759
  Advertising, travel &
   entertainment                          510          544        1,967        1,852
  ATM expense                             181          149          648          628
  Director fees                           218          208          677          646
  Supplies                                173          180          628          608
  Professional fees                       181          240          764        1,023
  Postage                                 149          145          572          561
  Other                                 1,593        1,431        5,320        4,729
    Total non-interest expense         11,003       10,390       43,159       40,321
Income before federal tax expense       4,266        4,518       17,885       20,051
Income tax expense                        779          818        3,293        3,952
Net income                          $   3,487    $   3,700    $  14,592    $  16,099

Common Share Data:
Weighted-average basic shares
 outstanding                           11,545       11,535       11,471       11,496
Weighted-average diluted shares
 outstanding                           12,034       12,218       12,035       12,174
Net income per common share
  Basic                             $    0.30    $    0.32    $    1.27    $    1.40
  Diluted                                0.29         0.30         1.21         1.32
Book value per common share               ---          ---         9.43         9.06
Cash dividend declared per common
 share                                   0.13         0.12         0.46         0.42

Selected Performance Ratios:
Return on average assets                 0.79%        0.94%        0.86%        1.07%
Return on average shareholders'
 equity                                 13.05        13.51        13.88        15.31
Average yield on interest earning
 assets                                  5.35         5.13         5.27         5.05
Average yield on interest bearing
 liabilities                             3.22         2.53         2.96         2.41
Net interest spread                      2.13         2.60         2.31         2.64
Net interest margin                      2.72         3.09         2.85         3.08
Average interest earning
 assets to average interest
 bearing liabilities                   122.79       123.55       122.17       122.62
Non-interest expense to average
 total assets                            2.50         2.65         2.54         2.68
Efficiency ratio                        66.92        64.78        65.27        64.46

                                                      AVERAGE BALANCES AND YIELDS
                                                        (dollars in thousands)
                                                              (unaudited)
                                                              Years Ended
                                                           December 31, 2005
                                           ------------------------------------------------
                                                 AVG.                             AVG.
                                               BALANCE         INTEREST          YIELD
                                           --------------   --------------   --------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                              $      657,938   $       40,927             6.22%
Loans Held for Sale                                 4,469              212             4.74%
Securities:
Investment Securities (Taxable) (D)                51,431            1,978             3.85%
Investment Securities
 (Tax-Exempt) (C) (D)                              66,023            4,696             7.11%
Mortgage-backed Securities (D)                    773,973           34,584             4.47%
Marketable Equity Securities                       28,099            1,032             3.67%
Interest Earning Deposits                             644               24             3.73%
Federal Funds Sold                                    995               30             3.02%
Total Interest Earning Assets                   1,583,572           83,483             5.27%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                            42,280
Bank Premises and Equipment                        31,504
Other Assets                                       45,625
  Less:  Allowance for Loan Loss                   (6,945)
Total Assets                               $    1,696,036

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                           $       50,502   $          524             1.04%
Time Deposits                                     354,360           11,221             3.17%
Interest Bearing Demand Deposits                  313,815            5,476             1.74%
Short-term Interest Bearing
 Liabilities                                      282,283            9,892             3.50%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                        274,673           10,004             3.64%
Long-term Debt (E)                                 20,619            1,305             6.24%
Total Interest Bearing Liabilities              1,296,252           38,422             2.96%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                   280,036
Other Liabilities                                  14,649
Total Liabilities                               1,590,937

SHAREHOLDERS' EQUITY                              105,099
Total Liabilities and
Shareholders' Equity                       $    1,696,036

NET INTEREST INCOME                                         $       45,061
NET YIELD ON AVERAGE EARNING ASSETS                                                    2.85%

NET INTEREST SPREAD                                                                    2.31%

                                                      AVERAGE BALANCES AND YIELDS
                                                        (dollars in thousands)
                                                              (unaudited)
                                                              Years Ended
                                                           December 31, 2004
                                           ------------------------------------------------
                                                 AVG.                             AVG.
                                               BALANCE         INTEREST          YIELD
                                           --------------   --------------   --------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                              $      604,658   $       36,921             6.11%
Loans Held for Sale                                 3,570              180             5.04%
Securities:
Investment Securities (Taxable) (D)                45,400            1,072             2.36%
Investment Securities
 (Tax-Exempt) (C) (D)                              75,048            5,333             7.11%
Mortgage-backed Securities (D)                    643,323           26,845             4.17%
Marketable Equity Securities                       24,309              477             1.96%
Interest Earning Deposits                             634                8             1.26%
Federal Funds Sold                                  6,886               67             0.97%
Total Interest Earning Assets                   1,403,828           70,903             5.05%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                            37,881
Bank Premises and Equipment                        30,576
Other Assets                                       40,376
  Less:  Allowance for Loan Loss                   (6,597)
Total Assets                               $    1,506,064

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                           $       48,456   $          234             0.48%
Time Deposits                                     319,083            7,847             2.46%
Interest Bearing Demand Deposits                  281,452            2,027             0.72%
Short-term Interest Bearing
 Liabilities                                      181,779            6,499             3.58%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                        293,499           10,076             3.43%
Long-term Debt (E)                                 20,619              923             4.40%
Total Interest Bearing Liabilities              1,144,888           27,606             2.41%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                   246,477
Other Liabilities                                   9,534
Total Liabilities                               1,400,899

SHAREHOLDERS' EQUITY                              105,165
Total Liabilities and
Shareholders' Equity                       $    1,506,064
NET INTEREST INCOME                                         $       43,297
NET YIELD ON AVERAGE EARNING ASSETS                                                    3.08%

NET INTEREST SPREAD                                                                    2.64%

(A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.
(B) Interest income includes taxable-equivalent adjustments of $2,287 and $2,216 for the years ended December 31, 2005 and 2004, respectively.
(C) Interest income includes taxable-equivalent adjustments of $1,515 and $1,687 for the years ended December 31, 2005 and 2004, respectively.
(D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(E)  Southside Statutory Trust III

Note: As of December 31, 2005 and 2004, loans totaling $1,731 and $2,248, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                                                      AVERAGE BALANCES AND YIELDS
                                                        (dollars in thousands)
                                                              (unaudited)
                                                          Three Months Ended
                                                           December 31, 2005
                                           ------------------------------------------------
                                                 AVG.                             AVG.
                                               BALANCE         INTEREST          YIELD
                                           --------------   --------------   --------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                              $      678,937   $       10,884             6.36%
Loans Held for Sale                                 4,474               52             4.61%
Securities:
Investment Securities (Taxable) (D)                50,059              527             4.18%
Investment Securities
 (Tax-Exempt) (C) (D)                              55,709            1,005             7.16%
Mortgage-backed Securities (D)                    811,805            9,205             4.50%
Marketable Equity Securities                       29,324              296             4.00%
Interest Earning Deposits                             580                9             6.16%
Federal Funds Sold                                    481                5             4.12%
Total Interest Earning Assets                   1,631,369           21,983             5.35%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                            44,363
Bank Premises and Equipment                        33,542
Other Assets                                       42,972
  Less:  Allowance for Loan Loss                   (7,026)
Total Assets                               $    1,745,220

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                           $       49,416   $          143             1.15%
Time Deposits                                     376,090            3,350             3.53%
Interest Bearing Demand Deposits                  327,987            1,727             2.09%
Short-term Interest Bearing
 Liabilities                                      327,861            3,082             3.73%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                        226,595            2,129             3.73%
Long-term Debt (E)                                 20,619              367             6.96%
Total Interest Bearing Liabilities              1,328,568           10,798             3.22%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                   295,426
Other Liabilities                                  15,256
Total Liabilities                               1,639,250

SHAREHOLDERS' EQUITY                              105,970
Total Liabilities and
Shareholders' Equity                       $    1,745,220

NET INTEREST INCOME                                         $       11,185
NET YIELD ON AVERAGE EARNING ASSETS                                                    2.72%

NET INTEREST SPREAD                                                                    2.13%

                                                      AVERAGE BALANCES AND YIELDS
                                                        (dollars in thousands)
                                                              (unaudited)
                                                          Three Months Ended
                                                           December 31, 2004
                                           ------------------------------------------------
                                                 AVG.                             AVG.
                                               BALANCE         INTEREST          YIELD
                                           --------------   --------------   --------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                              $      617,870   $        9,493             6.11%
Loans Held for Sale                                 4,701               46             3.89%
Securities:
Investment Securities (Taxable) (D)                46,998              331             2.80%
Investment Securities
 (Tax-Exempt) (C) (D)                              74,053            1,327             7.13%
Mortgage-backed Securities (D)                    686,953            7,444             4.31%
Marketable Equity Securities                       25,202              157             2.48%
Interest Earning Deposits                             580                3             2.06%
Federal Funds Sold                                  1,666                7             1.67%
Total Interest Earning Assets                   1,458,023           18,808             5.13%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                            37,824
Bank Premises and Equipment                        30,387
Other Assets                                       42,558
  Less:  Allowance for Loan Loss                   (6,814)
Total Assets                               $    1,561,978

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                           $       49,545   $           82             0.66%
Time Deposits                                     318,852            2,086             2.60%
Interest Bearing Demand Deposits                  285,984              716             1.00%
Short-term Interest Bearing
 Liabilities                                      199,980            1,741             3.46%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                        305,149            2,616             3.41%
Long-term Debt (E)                                 20,619              259             4.92%
Total Interest Bearing Liabilities              1,180,129            7,500             2.53%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                   263,827
Other Liabilities                                   9,038
Total Liabilities                               1,452,994

SHAREHOLDERS' EQUITY                              108,984
Total Liabilities and
Shareholders' Equity                       $    1,561,978

NET INTEREST INCOME                                         $       11,308
NET YIELD ON AVERAGE EARNING ASSETS                                                    3.09%

NET INTEREST SPREAD                                                                    2.60%

(A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.
(B) Interest income includes taxable-equivalent adjustments of $574 and $591 for the three months ended December 31, 2005 and 2004, respectively.
(C) Interest income includes taxable-equivalent adjustments of $330 and $432 for the three months ended December 31, 2005 and 2004, respectively.
(D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(E)  Southside Statutory Trust III

Note: As of December 31, 2005 and 2004, loans totaling $1,731 and $2,248, respectively, were on nonaccrual status.
The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             02/02/2006
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /
    (SBSI)